N E W S R E L E A S E
(For Immediate Release)

SIR ANDREW WITTY RETURNS TO UNITEDHEALTH GROUP
AFTER LEAVE OF ABSENCE

MINNETONKA, Minn. (Dec. 2, 2020) – UnitedHealth Group (NYSE: UNH) announced that Sir Andrew Witty, president of UnitedHealth Group and chief executive officer of Optum, has returned to the company after an eight-month leave of absence to serve as a Global Envoy for the World Health Organization’s COVID-19 efforts. Witty will resume his duties effective immediately.
About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

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Contacts:	Brett Manderfeld
Senior Vice President
952-936-7216

Media:	Eric Hausman
952-936-3963
eric.hausman@uhg.com